                                                                 Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NEW NEXTLINK COMMUNICATIONS, INC.


     Pursuant to Section 102 of the General Corporation Law of Delaware, the undersigned does hereby submit this Certificate of Incorporation for the purpose of forming a business corporation.

          1. Name. The name of the corporation is:

                        NEW NEXTLINK COMMUNICATIONS, INC.

     New NEXTLINK Communications, Inc., is referred to as the "Corporation" hereafter in this Certificate of Incorporation.


          2. Purpose. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          3. Shares. The Corporation shall have authority to issue One Hundred Fifty-Four Million Four Hundred Sixty-Seven Thousand Six Hundred (154,467,600) shares of common stock (the "Common Stock"), which shall be divided into two classes, One Hundred Ten Million Three Hundred Thirty-Four Thousand (110,334,000) shares of Class A Common Stock, par value $0.02 per share (the "Class A Common Stock"), and Forty-Four Million One Hundred Thirty-Three Thousand Six Hundred (44,133,600) shares of Class B Common Stock, par value $0.02 per share (the "Class B Common Stock"). The Corporation shall have authority to issue Twenty-Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     The Class A and Class B Common Stock are entitled to vote on all matters which come before the stockholders. Subject to the differential voting power hereafter described in this paragraph 3, all Common Stock shall vote together as a single class. Each share of Class A Common Stock shall have one (1) vote and each share of Class B Common Stock shall have ten (10) votes on all matters on which holders of Common Stock are entitled to vote. Each share of Class B Common Stock may be converted, at any time and at the option of the holder, into one share of Class A Common Stock. Each share of Class B Common Stock may also be converted, at the option of the Corporation as determined in the sole discretion of its Board of Directors, into one share of Class A Common Stock at any time such Class B Common Stock is


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transferred, or is presented to the Company for transfer on the Company's records by the holder of such Class B Common Stock, whether such transfer results from a contractual obligation of the holder, by operation of law, by a change in control of the holder, by testamentary disposition or gift, or for any other reason.

     Except with regard to the differential voting power hereinbefore described in this paragraph 3, the Class A Common Stock and the Class B Common Stock shall carry identical characteristics, rights, preferences, and limitations, including but not limited to participating equally in any dividends when and as declared by the Directors out of funds lawfully available therefor and in any distribution resulting from a liquidation or distribution of assets, whether voluntary or involuntary, in each case subject to any preferential rights granted to any series of Preferred Stock that may be then outstanding.

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") and recorded in a Certificate of Designations adopted and filed as required by Section 151 of the General Corporation Law of Delaware prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative participating, option or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

          4. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire Board of Directors.

          5. Registered Agent and Office. The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:


                  Name                           Address
                  ----                           -------

         The Corporation Trust Company      1209 Orange Street
                                            Wilmington, DE 19801

          8. Directors. The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The initial Board of Directors shall consist of one director and his name and address are as follows:



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

               Name                            Address
               ----                            -------
        R. Bruce Easter, Jr.          NEXTLINK Communications, Inc.
                                      155 108th Avenue NE
                                      Ste. 810
                                      Bellevue, WA  98004



     The term of the initial directors shall be until the first annual meeting of the stockholders or until their successors are elected and qualified, unless removed in accordance with the provisions of the Bylaws. Elections of directors need not be by written ballot.


          9. Incorporator. The name and mailing address of the incorporator are as follows:

                 Greg F. Adams
                 Davis Wright Tremaine
                 2600 Century Square
                 1501 Fourth Avenue
                 Seattle, WA 98101-1688

          10. Indemnification.

          (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized


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by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this paragraph 10.

          (c) The indemnification and other rights set forth in this paragraph 10 shall not be exclusive of any provisions with respect thereto in the bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

          (d) Neither the amendment nor repeal of this paragraph 10, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph 10, subparagraph
(a), (b) or (c), shall eliminate or reduce the effect of this paragraph 10, subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph 10, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

          11. Limitation of Director Liability. A director shall have no liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the director's duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the director, conduct violating Section 174 of the General Corporation Law of Delaware, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the General Corporation Law of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.


     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of Delaware, executes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 18th day of May, 1998.


                                   /s/ Greg F. Adams
                                   ----------------------------------
                                   Greg F. Adams
                                   Incorporator


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